EXHIBIT 10.1

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    6355 Topanga Canyon Boulevard, Suite 120
                            Woodland Hills, CA 91367

                                 March 30, 2004

To the Holders of Secured Convertible Promissory Notes of Brilliant Digital Entertainment, Inc. Set
Forth on the Schedule 1 Attached Hereto

         Re:      Amendments to Notes, Loan Documents and Warrants

Gentlemen:

         Reference is made to those certain (i) Secured Convertible Promissory Notes, dated May 23, 2001, issued by the Brilliant Digital Entertainment, Inc., a Delaware corporation (the "COMPANY"), in favor of each of Harris Toibb, Europlay 1, LLC and Preston Ford, Inc., each as previously amended by that certain Amendment No. One to Secured Convertible Promissory Note, dated as of December 19, 2001, and those certain Amendments No. Two and No. Three to Secured Convertible Promissory Note, dated as of October 4, 2002, and December 31, 2003, respectively (as amended, each a "MAY CONVERTIBLE NOTE" and collectively, the "MAY CONVERTIBLE NOTES"); (ii) Secured Convertible Promissory Notes, dated December 19, 2001, issued by the Company in favor of each of Harris Toibb and Chapel Capital, Ltd., each as previously amended by those certain Amendments No. One and Two to Secured Convertible Promissory Note, dated as of October 4, 2002, and December 31, 2003, respectively (each a "DECEMBER CONVERTIBLE NOTE" and collectively, the "DECEMBER CONVERTIBLE NOTES"); (iii) Warrants to Purchase Common Stock of Brilliant Digital Entertainment, Inc. in favor of each of Harris Toibb, Europlay 1, LLC and Preston Ford, Inc., dated May 23, 2001 which expire May 23, 2004 (each a "MAY WARRANT" and collectively, the "MAY WARRANTS"), and
(iv) Warrants to Purchase Common Stock of Brilliant Digital Entertainment, Inc. in favor of Harris Toibb and Chapel Capital, Ltd., dated December 19, 2001 which expire May 23, 2004 (each a "DECEMBER WARRANT" and collectively, the "DECEMBER WARRANTS") (the May Warrants and the December Warrants together are referred to as the "WARRANTS").

         The May Convertible Notes and the December Convertible Notes (collectively, the "NOTES") had a stated maturity date of December 31, 2003 (the "MATURITY DATE") and the Company notified each of you that it will not be able to pay the amounts outstanding under the May Convertible Notes and the December Convertible Notes on the Maturity Date. As of December 31, 2003, each of you agreed in writing to an extension of the Maturity Date to March 1, 2004 (the "MARCH 2004 MATURITY DATE"). The Company notified each of you that it would not be able to pay the amounts outstanding under the May Convertible Notes and the December Convertible Notes on the March Maturity Date and has requested that each of you agree to an extension of the March Maturity Date to September 26, 2004. At March 1, 2004 the Notes were in default.


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         This letter agreement (this "LETTER AGREEMENT") constitutes the binding agreement of the Company and each of you (each, a "HOLDER"), pursuant to which each Holder and the Company shall amend the May Convertible Notes, the May Warrants, the December Convertible Notes and the December Warrants on the terms and conditions set forth herein.

         For good and valuable consideration, receipt of which is hereby acknowledged, the Company and each Holder agree as follows:

         1. AMENDMENTS TO CONVERTIBLE NOTES. Concurrently with the execution and delivery of this Agreement by each Holder and the Company, the Company and such Holder shall execute and deliver, to the extent applicable to such Holder, (i) that certain Amendment No. Four to Secured Convertible Promissory Note, dated as of December 31, 2003, substantially in the form attached hereto as EXHIBIT A (the "MAY NOTE AMENDMENT"), which May Note Amendment shall amend the Holder's respective May Convertible Note to change the Maturity Date (as defined therein) from March 1, 2004 to September 26, 2004 and to add as a default or an event of default thereunder, the failure to pay by the Company or any of its subsidiaries (taken as a whole) (which failure to pay in the case of indebtedness due Sharman Networks Limited or Europlay Capital Advisors, LLC (an amendment to which indebtedness requires consent of the Agent) shall occur following written demand for payment), any principal, interest, premium, or other amount payable with respect to any item of indebtedness aggregating One Hundred Thousand Dollars ($100,000) or which would allow for the acceleration or the right to accelerate indebtedness, which would permit the holder of such indebtedness to cause maturity to occur or which would allow for the commencement or the right to commence remedies with respect thereto, and
(ii) that certain Amendment No. Three to Secured Convertible Promissory Note, dated as of December 31, 2003, substantially in the form attached hereto as EXHIBIT B (the "DECEMBER NOTE AMENDMENT" and collectively with the May Note Amendment, the "NOTE AMENDMENTS"), which December Note Amendment shall amend the Holder's respective December Convertible Note to change the Maturity Date (as defined therein) from March 1, 2004 to September 26, 2004 and to add as a default or an event of default thereunder, the failure to pay by the Company or any of its subsidiaries (taken as a whole) (which failure to pay in the case of indebtedness due Sharman Networks Limited or Europlay Capital Advisors, LLC (an amendment to which indebtedness requires consent of the Agent) shall occur following written demand for payment), any principal, interest, premium, or other amount payable with respect to any item or items of indebtedness aggregating One Hundred Thousand Dollars ($100,000) or which would allow for the acceleration or the right to accelerate indebtedness, which would permit the holder of such indebtedness to cause maturity to occur, or which would allow for the commencement or the right to commence remedies with respect thereto.

         2. AMENDMENTS TO WARRANTS. Concurrently with the execution and delivery of this Agreement by each Holder and the Company, the Company and such Holder shall execute and deliver, to the extent applicable to such Holder, that certain (i) Amendment No. Two to the May Warrant to Purchase Common Stock dated as of March 30, 2004, substantially in the form attached hereto as Exhibit C (the "MAY WARRANT AMENDMENT") which May Warrant Amendment shall amend the Holder's respective May Warrant to extend the term of the May Warrant and thus, the period of time during which the May Warrant is exercisable, to October 4, 2005 and (ii)Amendment No. 1 to the December Warrant to Purchase Common Stock dated as of March 30, 2004, substantially in the form attached hereto as Exhibit D (the "DECEMBER WARRANT


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AMENDMENT") which December Warrant Amendment shall amend the Holder's respective
December Warrant to extend the term of the December Warrant and thus, the period of time during which the December Warrant is exercisable to October 4, 2005 (collectively, the "WARRANT AMENDMENTS").

         3.       PROHIBITION ON ISSUANCE OF SECURITIES AND BORROWINGS.

                  3.1 During the term of the Note Amendments, without the prior written consent of the Agent, the Company shall not and shall cause each and all of its direct or indirect subsidiaries to not, issue any form of security or incur any indebtedness for money borrowed, unless all of the proceeds therefrom, which in no event shall be in an aggregate amount of less than Two Million Five Hundred Thousand Dollars ($2,500,000), are used solely to pay to the Holders, the accrued interest on and the outstanding principal of the Secured Promissory Notes, in the order and manner set forth in the Secured Promissory Notes. Notwithstanding the foregoing, this Section 3 shall not apply in respect of the issuance of (a) shares of Common Stock or options to employees, key consultant, vendors, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities (unless such amendment results from the application of any anti dilution provisions applicable to such securities), (c) securities in connection with the acquisition, merger, consolidation, or other business combination by or of the Company with, by, or of all or any portion of the equity or assets of any person or entity, the primary purpose of which is not to raise capital and the consideration for which does not result in the receipt by the Company or its subsidiaries of cash or cash equivalents, including securities issued by the Company upon its exercise of rights to do any of the foregoing; (d) securities issued to parties to commercial contracts as consideration thereunder primarily for purposes other than to raise capital, and (d) securities to third parties in payment of trade payables which have accrued as of the date of this Agreement.

                  3.2 During the term of the Note Amendments, without the prior written consent of the Agent, the Company shall not and shall cause each and all of its direct or indirect subsidiaries to not, enter into any transaction, directly or indirectly, for the sale, lease, license or other disposition of material assets of the Company which is not in the ordinary course of business, unless all of the proceeds therefrom are used solely to pay to the Holders, the accrued interest on and the outstanding principal of the Secured Promissory Notes, in the order and manner set forth in the Secured Promissory Notes.

         4. CONSIDERATION FOR AMENDMENTS. In consideration of each Holder's amendment of the May Convertible Note and/or December Convertible Note, as soon as practicable following receipt by the Company of this Agreement and the May Note Amendment and/or December Note Amendment, as applicable, countersigned by the Holder, the Company shall issue to such Holder a warrant expiring October 4, 2005 (each, a "WARRANT") initially exercisable for a number of shares of Common Stock equal to (i) twenty percent (20%) of the outstanding principal amount (which, for purposes of clarity, shall not include accrued but unpaid interest, costs and


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fees) of the May Convertible Note and/or December Convertible Note being amended by the Holder pursuant to this Agreement, DIVIDED BY (ii) a price (the "EXERCISE PRICE") of fifteen cents ($0.15). Each Warrant shall have an exercise price per share equal to the Exercise Price, and shall otherwise be on the terms set forth in the form of Warrant attached as EXHIBIT E to this Agreement.

         5. PURCHASER REPRESENTATIONS. Each Holder represents and warrants to the Company with respect to itself as follows:

                  5.1      INVESTMENT REPRESENTATIONS.

                           5.1.1.   The Holder has such knowledge and experience
in financial and business matters, including investments of the type represented by this Agreement and the Warrants, as to be capable of evaluating the merits of an investment in the Company and can bear the economic risk of an investment in the Warrant and the shares of Common Stock that may be acquired by the Holder upon exercise of the Warrant (the "WARRANT SHARES" and, together with the Warrant, the "SECURITIES");

                           5.1.2.   The Holder is an  "accredited  investor"  as
such term is defined in Rule 501 of Regulation D under the Securities Act of 1933 (the "SECURITIES ACT"); and

                           5.1.3.   The Holder is acquiring  the Warrant and, to
the extent exercised, will be acquiring the Warrant Shares, for investment purposes only, for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in contravention of the Securities Act or any state securities law.

                  5.2. TRANSFER RESTRICTIONS. The Holder acknowledges and agrees that the Securities are subject to the following transfer restrictions:

                           5.2.1.   The  Securities  have  not  been  registered
under the Securities Act, and the P Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of the Securities, as applicable, in the absence of (i) an effective registration statement under the Securities Act as to Securities, as applicable, and registration or qualification of the Securities under any applicable Blue Sky or state securities laws then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. Upon exercise of the Warrants, each of the certificates evidencing the Warrant Shares shall bear a legend in substantially the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT


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         UNDER THE  SECURITIES  ACT OR PURSUANT TO A TRANSACTION  THAT IS EXEMPT
         FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                           5.2.2.   In the reasonable discretion of the Company,
the Company may condition any transfer of all or any portion of the Securities (other than a disposition satisfying the conditions set forth in clause (i) of SECTION 5.2.1(i) above) upon the transferee's delivery to the Company of a written agreement, in form and substance reasonably satisfactory to the Company, whereby the transferee (i) makes such representations and warranties to and for the benefit of the Company as are comparable to the representations and warranties of the Holder hereto, as and to the extent applicable to the proposed disposition, and (ii) agrees to be bound by the transfer restrictions set forth in this SECTION 5.2.

                  5.3. MANNER OF SALE. At no time was the Holder presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

         6. REGISTRATION RIGHTS. The Company agrees that each Holder shall be entitled to have the Warrant Shares registered with the Securities and Exchange Commission for resale under the Securities Act upon the same terms as the registration rights granted by the Company to the Holder with respect to the shares of Common Stock underlying the Holder's May Convertible Note and/or December Convertible Note.

         7. EXCESS CASH. Excess Cash payments shall be made to the Holders in accordance with the following:

                  7.1 EXCESS CASH PAYMENTS. Until the Notes and all of the obligations thereunder and under this Agreement are paid in full, the Company shall pay in cash, in immediately available funds, pro rata to the Holders, not later than thirty (30) Business Days after the end of each month, commencing April 1, 2004, an amount equal to fifty percent (50%) of Excess Cash for the prior month then ended. For purposes of this Agreement, "Excess Cash" means at any time of determination, the amount which is equal to the consolidated
Revenues of the Company and its subsidiaries, minus costs and expenses consisting only of (i) costs of revenues, (ii) sales and marketing costs,
(iii)general and administrative costs, and (iv) research and development costs, all of which are determined monthly in the same manner as is reported in the Company's consolidated statements of operations most recently filed with the Securities and Exchange Commission which statements of operations are prepared in accordance with generally accepted accounting principles and with the rules and regulations (including Regulation S-X) promulgated under the Securities Exchange Act of 1934, as amended. For purposes of determining "Excess Cash" as set forth above, there shall not be deducted from Revenues any amounts for cash or non-cash interest (accrued or paid), depreciation and amortization costs (accrued or paid) or taxes (accrued or paid) or for any item not specifically identified above.

                  7.2 NO INCREASED EXPENSES. Until the Notes and all of the obligations thereunder and under this Agreement are paid in full there shall be no material increase in the monthly general and administrative expenses of the Company or any of its subsidiaries, including but not limited to salaries and associated employee and consulting costs and expenses.


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         8.       ACKNOWLEDGEMENT  AND  AFFIRMATION  OF THE NOTES,  THE PURCHASE
AGREEMENTS AND THE WARRANTS. The Company, and each of Brilliant Studios, Inc. and B3D, Inc (each a "SPECIAL SUBSIDIARY"), acknowledge and agree that (i) the Company is indebted to each Holder in the principal amount set forth on Schedule 1 hereto, plus accrued and unpaid interest and other fees and costs, including an aggregate agreed upon amount of legal fees and costs through March 1, 2004 of $300,000, (ii) the Notes, the Purchase Agreements (as such terms are defined in the Notes) and the Warrants delivered in connection with the Notes, the Purchase Agreements and the amendments thereof are legal, valid and binding obligations of the Company and are and shall continue, after the amendments to the May Convertible Notes, the May Warrants, the December Convertible Notes and the December Warrants contemplated herein, in full force and effect and are hereby confirmed in all respects and the Company hereby reaffirms each and every obligation thereunder and each of the waivers and consents made therein, and
(iii) the amounts set forth in clause (i) above and the obligation of the Company to repay the Notes and perform under the Purchase Agreements and the Warrants are absolute and unconditional and not subject to any offset, defenses, claims, counterclaims or disputes. The Company and each Special Subsidiary represents and warrants that it has reread the Notes, the Purchase Agreements, the Warrants, the Note Amendments and the Warrant Amendments and each of the obligations, waivers and consents set forth therein and that its execution of this Letter Agreement and the agreements, acknowledgements and affirmations made herein have been done after consultation with legal counsel and with full knowledge of its significance and consequences and in recognition of the fact that on March 1, 2004 the Company and each Special Subsidiary was, and presently continues to be, in default thereunder..

         9. ACKNOWLEDGEMENT AND REAFFIRMATION OF SECURITY AGREEMENTS. The Company, and each subsidiary, hereby acknowledge and agree that (a) the Security and Pledge Agreement, dated as of May 23, 2001, as amended, executed by the Company and each Special Subsidiary (the "MAY SECURITY AGREEMENT") and (b) the Security and Pledge Agreement, dated as of December 19, 2001, as amended, executed by the Company and each Special Subsidiary (the "DECEMBER SECURITY AGREEMENT") (i) are legal, valid and binding obligations of the Company and each Special Subsidiary and that no defenses to or claims against the enforcement of the May Security Agreement or the December Security Agreement or the exercise by the Agent of its rights thereunder exist, (ii) grant to the Agent (as such term is defined therein) a valid, enforceable and perfected security interest in and lien against all of the assets of the Company and of each Special Subsidiary as of such dates and as of the date of this Letter Agreement, and (iii) are and shall continue, after the amendments to the May Convertible Notes and December Convertible Notes contemplated herein, in full force and effect and are hereby confirmed in all respects and the Company and each Special Subsidiary hereby reaffirms each and every obligation thereunder and each of the waivers and consents made therein. The Company and each Special Subsidiary agree that all references in the May Security Agreement to the Convertible Notes shall mean and be a reference to the Convertible Notes as amended by the May Note Amendments and the Company and each Special Subsidiary agree that all references in the December Security Agreement to the Convertible Notes shall mean and be a reference to the Convertible Notes as amended by the December Note Amendments.
The Company and each Special Subsidiary represents and warrants that it has reread the May Security Agreement and the December Security Agreement and each of the obligations, waivers and consents set forth therein and that its execution of this Letter Agreement and the agreements, acknowledgements and affirmations made herein have been done after consultation with legal counsel and with full


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knowledge of its  significance  and  consequences and in recognition of the fact that on March 1, 2004, the Company and each Special Subsidiary was, and presently contuinues to be, in default thereunder.

         10.      ACKNOWLEDGEMENT AND REAFFIRMATION OF GUARANTEES.

                  (a) Each Special Subsidiary hereby acknowledges and agrees that (i) the Guaranty, dated as of May 23, 2001, executed by each Special Subsidiary (the "MAY GUARANTY") and (ii) the Guaranty, dated as of December 19, 2001, executed by each Special Subsidiary (the "DECEMBER GUARANTY"), (X) are legal, valid and binding obligations of each Special Subsidiary and that no defenses to or claims against the enforcement of the May Guaranty or the December Guaranty or the exercise by the Agent of its rights thereunder exist, and (Y) are and shall continue, after the amendments to the May Convertible Notes and December Convertible Notes contemplated herein, in full force and effect and are hereby confirmed in all respects and each Subsidiary hereby reaffirms each and every obligation thereunder and each of the waivers and consents made therein. Each Special Subsidiary agrees that all references in the May Guaranty to the Convertible Notes, or words of similar import, shall mean and be a reference to the Convertible Notes as amended by the May Note Amendments and each Special Subsidiary agrees that all references in the December Guaranty to the Convertible Notes, or words of similar import, shall mean and be a reference to the Convertible Notes as amended by the December Note Amendments. Any reference in the May Guaranty to Secured Obligations or Convertible Note Loans shall include, to the extent applicable, the Convertible Notes as amended by the May Note Amendments and any reference in the December Guaranty to Secured Obligations or Convertible Note Loans shall include, to the extent applicable, the Convertible Notes as amended by the December Note Amendments.

                  (b) Each Special Subsidiary represents and warrants that it has reread the May Guaranty and the December Guaranty and each of the obligations, waivers and consents set forth therein and that its affirmation of such obligations, waivers and consents herein have been made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived or released may diminish, destroy, or otherwise adversely affect rights that each Subsidiary otherwise may have against the Company, the Holders, the Agent or against any collateral pledged to the Holders, and that, under the circumstances, the waivers, releases and consents herein given are reasonable and not contrary to public policy or law.

                  (c) Each Subsidiary acknowledges that the amendments to the May Convertible Notes and the December Convertible Notes contemplated herein directly benefit each Subsidiary and that such amendments provide for an extension of the maturity date of the May Convertible Notes and the December Convertible Notes to September 26, 2004 and the addition as a default or an event of default thereunder, the failure to pay by the Company or any of its subsidiaries (taken as a whole) (hich failure to pay in the case of indebtedness due Sharman Networks Limited or Europlay Capital Advisors, LLC (an amendment to which indebtedness requires consent of the Agent) shall occur following written demand for payment), any principal, interest, premium or other amount payable with respect to any item of indebtedness aggregating One Hundred Thousand Dollars ($100,000) or which would allow for the acceleration or the right to accelerate indebtedness, which would permit the holder of such


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indebtedness  to  cause  maturity  to  occur,  or  which  would  allow  for  the commencement or the right to commence remedies with respect thereto.

         11. AUTHORIZATION. The Company and each subsidiary has the full legal right, power and authority to conduct its business and affairs. The Company has the full legal right, power and authority to enter into and perform its obligations under this Letter Agreement and the Note Amendments. The execution and delivery of this Letter Agreement and the Note Amendments, and the performance by the Company of its obligations hereunder and thereunder, are within the corporate powers of the Company, and have been duly authorized by all necessary corporate action properly taken. The officer(s) executing this Letter Agreement and the Note Amendments are duly authorized to act on behalf of the Company. Each subsidiary has the full legal right, power and authority to enter into and perform its obligations under this Letter Agreement. The execution and delivery of this Letter Agreement, and the performance by each subsidiary of its obligations hereunder, are within the corporate powers of each subsidiary, and have been duly authorized by all necessary corporate action properly taken. The officer(s) executing this Letter Agreement are duly authorized to act on behalf of each subsidiary.

         12. PAYMENT OF EXPENSES. The Company hereby agrees to pay all out-of-pocket costs and expenses, including attorney fees, paid or incurred by Harris Toibb in connection with the negotiation, preparation and execution of this Letter Agreement, which the Company agrees is $20,000 (the "Expense
Payment"). The Expense Payment shall be paid to Harris Toibb upon the effectiveness of this Letter Agreement.

         13. EFFECTIVENESS. This effectiveness of this Letter Agreement and the obligations of the parties hereunder shall be conditioned upon the execution and delivery of this Letter Agreement by each and all of the parties set forth below.

         14. RELEASE. The Company and each of its subsidiaries and affiliates on behalf of themselves and their respective predecessors, successors, principals, employers, employees, attorneys, heirs, executors, representatives, agents, administrators, insurers and assigns (the "RELEASING PARTIES") do hereby release and discharge each of the Holders in any capacity, whether individual or representative, their predecessors in interest, subsidiaries, affiliates, agents, representatives, attorneys, principals, associates, employees, employers, heirs, executors, administrators, partners, insurers, successors and assigns and each of them and all persons, firms, or corporations with whom any of the former may have been now, or may hereafter be, affiliated jointly or severally (the "RELEASEES") from any and all rights, claims, demands, liabilities, actions, and causes of action, suits, debts, demands, acts, agreements, damages, obligations, costs, fees, expenses, of any nature whatsoever, whether known or unknown, suspected or claimed, matured or unmatured, fixed or contingent, that the Company, its subsidiaries or affiliates or any of them may now have or hereafter may have or claim to have arising from any matter, event, cause or thing occurring from the beginning of time to the date of this Letter Agreement against the Releasees directly or indirectly arising out of or related to any claims, debts, obligations, duties of any nature directly or indirectly concerning or related to the Notes, the Purchase Agreements, the Warrants, the Security Agreements, the Guarantees, the amendments to any and all of the foregoing agreements, including those contained in this Letter Agreement, any other agreements in writing or oral which may be directly or indirectly related to the foregoing, including matters relating to the issuance of securities underlying the Notes and the Warrants and the negotiations and actions and inactions directly or indirectly arising from or related to any of the foregoing. By executing this Release, the Releasing Parties expressly waive and relinquish any and all rights they may have under California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         15. MISCELLANEOUS. This Letter Agreement and the exhibits and schedules attached hereto represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; PROVIDED, if there is a conflict between this Letter Agreement and any other document executed contemporaneously herewith with respect to the obligations described herein, the provision of this Letter Agreement shall control. The parties agree that any disputes of controversies with respect to this Letter Agreement shall be governed by the choice of law and other provisions contained in the Notes. This Letter Agreement and the Amendments may be executed in any number of counterparts and by different parties to this Letter Agreement or the Amendments in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Letter Agreement and Amendment.

                         (Signatures on Following Pages)

                         Very truly yours,


                         BRILLIANT DIGITAL ENTERTAINMENT, INC.,
                         a Delaware corporation


                         By:      /S/ TYLER TARR
                                -------------------------------------------
                                  Tyler Tarr
                         Its:     Chief Financial Officer


ACCEPTED:

HARRIS TOIBB, as holder and as Agent

  /S/ HARRIS TOIBB
------------------------------------

EUROPLAY 1, LLC

By:    /S/ MARK DYNE
       ------------------------------------------
       Name: MARK DYNE
             ------------------------------------
Its:   MANAGER
       ------------------------------------------

PRESTON FORD INC.

By:    /S/ DAVID WILSON
       ------------------------------------------
       Name: DAVID WILSON
             ------------------------------------
Its:
       ------------------------------------------

CAPEL CAPITAL LTD.

By:    /S/ NICHOLAS HANNAH
       ------------------------------------------
       Name: NICHOLAS HANNAH
             ------------------------------------
Its:   Director Marlborough Nominees Limited
       ------------------------------------------

AGREED:

BRILLIANT DIGITAL ENTERTAINMENT, INC.,
a Delaware corporation

By:    /S/ TYLER TARR
       -------------------------------------
       Tyler Tarr
Its:   Chief Financial Officer


BRILLIANT STUDIOS, INC.


By:    /S/ TYLER TARR
       -------------------------------------
       Tyler Tarr
Its:   Chief Financial Officer


B3D, INC.


By:    /S/ TYLER TARR
       -------------------------------------
       Tyler Tarr
Its:   Chief Financial Officer

                                   SCHEDULE 1
                                  NOTE HOLDERS

                                        PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
                                             OF MAY                OF DECEMBER
   NAME OF NOTE HOLDER                  CONVERTIBLE NOTE        CONVERTIBLE NOTE
   -------------------                  ----------------        ----------------
Harris Toibb                                 $2,000,000               $350,000
     6355 Topanga Canyon Blvd.
     Suite 411
     Woodland Hills, CA 91367

Europlay 1, LLC                                 214,150                     --
     15821 Ventura Blvd.,
     Suite 525
     Encino, California 91436

Preston Ford, Inc.                               50,000                     --
     P.O. Box 98
     Preston, MD 21655

Capel Capital, Ltd.                                 --                 400,000
     P.O. Box 212
     Hadsley House
     St. Peter Port
     Guernsey, Channel Islands
                                             -----------              --------

Total                                        $2,264,150               $750,000
                                             ==========               ========

                                    EXHIBIT A

                            AMENDMENT NUMBER FOUR TO
                       SECURED CONVERTIBLE PROMISSORY NOTE

                                    EXHIBIT B

                            AMENDMENT NUMBER THREE TO
                       SECURED CONVERTIBLE PROMISSORY NOTE

                                    EXHIBIT C

                             AMENDMENT NO. 2 TO THE
                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

                                    EXHIBIT D

                             AMENDMENT NO. 1 TO THE
                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

                                    EXHIBIT E

                                     WARRANT


                                       17